UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.__)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

NVIDIA CORPORATION
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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[The following letter will be mailed to certain NVIDIA stockholders beginning on June 5, 2007.]

2701 San Tomas Expressway
Santa Clara, CA 95050

URGENT REMINDER - YOUR VOTE IS VERY IMPORTANT

June 5, 2007

Dear Stockholder:

You have previously received proxy materials in connection with the annual meeting of stockholders of NVIDIA Corporation to be held on Thursday, June 21, 2007 and according to our latest records, your PROXY for this meeting HAS NOT BEEN RECEIVED.

Regardless of the number of shares you own, it is important they be represented at the meeting. Your vote matters to us and we need your support. Even if you plan to attend the annual meeting, please vote your shares now so that your vote can be counted without delay.

The proposals to be voted on at the annual meeting consist of 1: Election of Directors, 2: Approval of the 2007 Equity Incentive Plan, and 3: Ratification of our Independent Public Accounting Firm. Our Board of Directors unanimously recommends a vote FOR all proposals.

Please follow the instructions on the enclosed proxy card to cast your ballot. Remember, your broker cannot vote your shares until you instruct him or her to do so.

We urge you to please vote using one of the following methods:

▪
VOTE BY TOUCHTONE PHONE: You may cast your vote by dialing toll-free 1-866-540-5760 using a touch-tone phone and following the recorded instructions. Using your control number located on your proxy card, cast your ballot.

▪	VOTE THROUGH THE INTERNET: You may cast your vote by logging into the Internet address located on the enclosed proxy card at www.proxyvote.com and following the instructions on the website.

▪	VOTE BY MAIL: You may cast your vote by mail by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!

If you have any questions relating to our annual meeting or voting your shares, you may call The Altman Group toll-free at 1-800-232-0316 between the hours of 9:00 a.m. and 10:00 p.m. Monday through Friday Eastern Time. You may also contact this number to request additional proxy materials.

Thank you in advance for your support.

IF YOU HAVE RECENTLY MAILED YOUR PROXY,

PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.